Exhibit 99

SILICON LABS ANNOUNCES THIRD QUARTER 2013 RESULTS

— Record Revenue for Broadcast Video and Solid Results for Broad-based Products —

AUSTIN, Texas — Oct. 24, 2013 — Silicon Labs (NASDAQ: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported financial results for its third quarter ended Sept. 28, 2013. Overall revenue in the third quarter was $146.9 million, an increase of 3.8 percent sequentially and a 1.7 percent decrease compared with the same period a year ago.

Financial Highlights

On a GAAP basis, gross margins were 60.0 percent. GAAP R&D investment increased on a sequential basis and year over year to $40.7 million. GAAP SG&A expenses increased both sequentially and year over year to $37.0 million. Resulting GAAP operating income as a percentage of revenue decreased both sequentially and year over year to 7.1 percent. GAAP diluted earnings per share were $0.15, down 48.3 percent sequentially and down 37.5 percent year over year due primarily to Energy Micro acquisition-related items.

The non-GAAP results exclude the impact of stock compensation, amortization from acquired intangible assets and certain other items as set forth in the reconciliation table below. Non-GAAP gross margins decreased sequentially to 61.1 percent. On a non-GAAP basis, R&D expenses increased to $33.7 million, and SG&A expenses increased to $29.8 million. Non-GAAP operating income in the quarter was 17.9 percent. Non-GAAP diluted earnings per share in the quarter were $0.45, down sequentially and year over year.

Business Highlights

Silicon Labs reported record revenue for Broadcast video products and solid performance for microcontroller (MCU) and timing products. Revenue from Broad-based products, which include MCU, timing, power and sensor products, represented 50 percent of total revenue in the third quarter, up 6.5 percent sequentially.

The company continues to expand its position in the Internet of Things (IoT) market with solid design win activity in home automation, smart energy and smart metering applications. Silicon Labs completed its first quarter with Energy Micro as a key part of the company. The teams and operational systems are fully integrated, and the product development roadmaps are aligned to enable the next generation of energy-friendly microcontrollers and radios. During the quarter, Silicon Labs introduced a new family of 8-bit MCUs optimized for cost-sensitive motor control and industrial applications.

Revenue from Broadcast products, including audio and video tuner product lines, represented 35 percent of total revenue in the third quarter and delivered another growth quarter.

In the third quarter, Silicon Labs introduced a new family of TV tuners offering the industry’s highest performance and integration, as well as lowest system cost. These TV tuners are based on five generations of patented architectural enhancements and a production history of more than 200 million silicon tuners shipped to date, solidifying Silicon Labs’ No. 1 position in the video tuner market. Continuing to diversify its Broadcast video revenue, the company also announced the world’s most advanced digital video broadcast (DVB) demodulators for TVs and set-top boxes.

“We achieved record revenue in the third quarter for our industry-leading Broadcast video products, as well as solid results for our Broad-based products,” said Tyson Tuttle, CEO of Silicon Labs. “The integration of Energy Micro further strengthens our Broad-based portfolio and our leadership position in low-energy MCU solutions for the Internet of Things.”

The company expects revenue for the fourth quarter to be in the range of $140 million to $145 million, with declines in Broadcast video reflecting weak end-customer demand and pronounced seasonality.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available simultaneously on Silicon Labs’ website under Investor Relations (www.silabs.com). A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and by entering 39717386. The replay will be available through Nov. 24.

About Silicon Labs

Silicon Labs is an industry leader in the innovation of high-performance, analog-intensive, mixed-signal ICs. Developed by a world-class engineering team with unsurpassed expertise in mixed-signal design, Silicon Labs’ diverse portfolio of patented semiconductor solutions offers customers significant advantages in performance, size and power consumption. For more information about Silicon Labs, please visit www.silabs.com.

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Deborah Stapleton, +1 650.470.4200, Deborah.Stapleton@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Revenues	$146,933	$149,461	$433,851	$410,833
Cost of revenues	58,772	62,968	169,545	166,442
Gross margin	88,161	86,493	264,306	244,391
Operating expenses:
Research and development	40,662	34,768	115,631	101,943
Selling, general and administrative	37,009	24,495	98,519	82,075
Operating expenses	77,671	59,263	214,150	184,018
Operating income	10,490	27,230	50,156	60,373
Other income (expense):
Interest income	129	243	616	1,103
Interest expense	(813)	(234)	(2,486)	(299)
Other income (expense), net	(23)	(161)	39	807
Income before income taxes	9,783	27,078	48,325	61,984
Provision for income taxes	3,252	17,054	9,148	17,131

Net income	$6,531	$10,024	$39,177	$44,853

Earnings per share:
Basic	$0.15	$0.24	$0.92	$1.06
Diluted	$0.15	$0.24	$0.90	$1.04

Weighted-average common shares outstanding:
Basic	42,684	41,735	42,477	42,279
Diluted	43,922	42,520	43,437	43,261

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended September 28, 2013
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs	Acquisition Related Items	Non- GAAP Measure	Non- GAAP Percent of Revenue
Revenues	$146,933

Gross margin	88,161	60.0%	$269	$390	$—	$955	$89,775	61.1%

Research and development	40,662	27.7%	3,729	3,217	—	—	33,716	22.9%

Selling, general and administrative	37,009	25.2%	4,622	729	291	1,604	29,763	20.3%

Operating income	10,490	7.1%	8,620	4,336	291	2,559	26,296	17.9%

	Three Months Ended September 28, 2013
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs	Acquisition Related Items	Non- GAAP Measure
Net income	$6,531	$7,716	$2,986	$291	$2,292	$19,816

Diluted shares outstanding	43,922	—	—	—	—	43,922

Diluted earnings per share	$0.15					$0.45

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 28, 2013	December 29, 2012
Assets
Current assets:
Cash and cash equivalents	$116,539	$105,426
Short-term investments	153,857	176,565
Accounts receivable, net of allowances for doubtful accounts of $717 at September 28, 2013 and $670 at December 29, 2012	68,499	78,023
Inventories	44,817	49,579
Deferred income taxes	17,356	16,652
Prepaid expenses and other current assets	51,097	41,437
Total current assets	452,165	467,682
Long-term investments	10,671	11,369
Property and equipment, net	134,398	135,271
Goodwill	227,289	130,265
Other intangible assets, net	136,054	90,750
Other assets, net	39,150	36,629
Total assets	$999,727	$871,966

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,885	$29,622
Current portion of long-term debt	5,000	5,000
Accrued expenses	42,639	40,410
Deferred income on shipments to distributors	29,876	30,259
Income taxes	1,457	1,087
Total current liabilities	103,857	106,378
Long-term debt	91,250	95,000
Other non-current liabilities	70,342	20,615
Total liabilities	265,449	221,993
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 43,093 and 41,879 shares issued and outstanding at September 28, 2013 and December 29, 2012, respectively	4	4
Additional paid-in capital	55,085	10,122
Retained earnings	679,970	640,793
Accumulated other comprehensive loss	(781)	(946)
Total stockholders’ equity	734,278	649,973
Total liabilities and stockholders’ equity	$999,727	$871,966

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 28, 2013	September 29, 2012
Operating Activities
Net income	$39,177	$44,853
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	10,050	10,247
Net gain on the purchase of property and equipment	—	(8,457)
Amortization of other intangible assets and other assets	11,051	11,001
Stock-based compensation expense	22,304	23,796
Income tax benefit (detriment) from employee stock-based awards	(621)	2,301
Excess income tax benefit from employee stock-based awards	(284)	(2,470)
Deferred income taxes	6,790	5,024
Changes in operating assets and liabilities:
Accounts receivable	12,599	(18,470)
Inventories	6,213	(5,994)
Prepaid expenses and other assets	(1,606)	13,283
Accounts payable	(3,017)	9,113
Accrued expenses	(2,864)	(797)
Deferred income on shipments to distributors	(3,169)	5,267
Income taxes	(1,429)	(4,378)
Net cash provided by operating activities	95,194	84,319

Investing Activities
Purchases of available-for-sale investments	(164,317)	(138,822)
Proceeds from sales and maturities of available-for-sale investments	186,936	209,972
Purchases of property and equipment	(8,984)	(99,720)
Purchases of other assets	(3,499)	(6,146)
Acquisition of businesses, net of cash acquired	(86,441)	(71,852)
Net cash used in investing activities	(76,305)	(106,568)

Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	11,900	3,035
Excess income tax benefit from employee stock-based awards	284	2,470
Repurchases of common stock	(7,776)	(51,040)
Proceeds from issuance of long-term debt, net	—	98,325
Payments on debt	(12,184)	—
Net cash provided by (used) in financing activities	(7,776)	52,790

Increase in cash and cash equivalents	11,113	30,541
Cash and cash equivalents at beginning of period	105,426	94,964
Cash and cash equivalents at end of period	$116,539	$125,505

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